UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2025

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

_______

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2025, Alpha Modus Holdings, Inc. (the “Company” or “Alpha Modus”) entered into an intellectual property license agreement (the “License Agreement”) with CashXAI, Inc. and CashX, LLC (collectively “CashX”), pursuant to which CashX granted Alpha Modus an exclusive, perpetual, and irrevocable license to use CashX’s mobile application, kiosk application, back office application and prepaid card to sell related products in the United States, Alpha Modus agreed to pay CashX $1,000 initially, and issue CashX $10,000,000 of Alpha Modus’s common stock (valued based on the closing price of the Company’s common stock on July 21, 2025) upon Alpha Modus generating either (i) at least $1,000,000 in earnings before interest, taxes, and depreciation from the sale of licensed products resulting exclusively from CashX’s efforts, or (ii) at least $5,000,000 in gross revenues from the sale of the licensed products resulting exclusively from CashX’s efforts, and subject to Alpha Modus obtaining shareholder approval of such issuance (such that no more than 19.99% of Alpha Modus’s common stock shall be issuable to CashX prior to receipt of shareholder approval). Under the License Agreement, Alpha Modus is also obligated to employ its best its best efforts to (i) secure general operating capital until Alpha Modus is cash flow positive, and (ii) spend a minimum of $500,000 up to a maximum of $2,000,000 over 24 months to use the licensed intellectual property to make, have made, use, offer to sell, sell, and import licensed products. As part of this investment, Alpha Modus shall make an initial investment of $250,000 payable to CashX structured as follows: (i) $50,000 payable upon the commercial release of the CashX mobile application, (ii) $100,000 payable upon certification of the “Deltrix” kiosk and confirmation that all associated services are functional and operating as intended, and (iii) $100,000 payable upon certification of the “Genmega” kiosk and confirmation that all associated services are functional and operating as intended. The remaining investment, up to the $2,000,000 maximum aggregate commitment, and satisfaction of the other material conditions agreed to by the parties, shall be considered satisfied upon the effectiveness of the registration statement covering an offering of Alpha Modus common stock in an amount not less than $2,000,000.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 above is incorporated by reference into this Item 3.02.

On or about July 16, 2025, the Company issued 21,113 shares of Class A common stock to each of the four non-employee directors of the Company (William Ullman, Greg Richter, Michael Garel, and Scott Wattenberg) in consideration of the directors’ $25,000 quarterly fee pursuant to their director agreements, valued based on the 10-day average closing price of the Company’s common stock as of the end of the second quarter, or approximately $1.18 per share.

On or about July 16, 2025, the Company issued 1,000 shares of Class A common stock to a sales consultant for sales services rendered during the second quarter.

On or about July 16, 2025, the Company issued 52,832 shares of Class A common stock to the Company’s Chief Revenue Officer, Thomas Gallagher, in consideration of his $62,500 quarterly fee pursuant to his employment agreement, valued based on the 10-day average closing price of the Company’s common stock as of the end of the second quarter, or approximately $1.18 per share.

On or about July 17, 2025, the Company issued 138,000 shares of Class A common stock to the Nancy Helen Wallace and Gerard Haase-Dubosc Family Trust, a third-party lender to the Company, in partial settlement of the $500,000 promissory note owed to the lender.

The Company issued or agreed to issue the foregoing securities pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as the shareholders were accredited or financially sophisticated and had adequate access, through business or other relationships, to information about the Company, and the sales did not involve a public offering of securities or any general solicitation.

Following the issuance of the foregoing securities, the Company had 41,173,558 shares of Class A common stock outstanding.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure provided above in Item 3.02 above is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Intellectual Property License Agreement, dated July 21, 2025, by and between Alpha Modus Holdings, Inc., CashXAI, Inc., and CashX, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: July 22, 2025	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer